      As filed with the Securities and Exchange Commission on October 31, 2002
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  SEPRACOR INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                               22-2536587
(State or Other Jurisdiction of                              (I.R.S.  Employer
Incorporation or Organization)                              Identification No.)

            84 WATERFORD DRIVE                                     01752
        MARLBOROUGH, MASSACHUSETTS                               (Zip Code)
(Address of Principal Executive Offices)

                            2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              SUSAN W. MURLEY, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and Address of Agent For Service)

                                 (617) 526-6000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum      Proposed maximum
 Title of securities to        Amount to be        offering price per    aggregate offering          Amount of
     be registered            registered (1)              share                 price            registration fee
-------------------------- ---------------------- -------------------- ---------------------- ----------------------
Common Stock, $.10 par     1,500,000 shares       $8.02 (2)            $12,030,000 (2)        $1,107
value
-------------------------- ---------------------- -------------------- ---------------------- ----------------------


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on October 25, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-58368, relating to the Registrant's 2000 Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marlborough, Commonwealth of Massachusetts, on the 31st day of October, 2002.

                                      SEPRACOR INC.


                                      By: /s/ Robert F. Scumaci
                                          -------------------------------------
                                          Robert F. Scumaci,
                                          Executive Vice President, Finance and
                                          Administration, and Treasurer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Sepracor Inc. hereby severally constitute Timothy J. Barberich, David P. Southwell and Robert F. Scumaci, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                           TITLE                                 DATE
---------                           -----                                 -----
/s/ Timothy J. Barberich            Chief Executive Officer and Director  October 31, 2002
------------------------            (Principal Executive Officer)
Timothy J. Barberich

/s/ David P. Southwell              Executive Vice President and Chief    October 31, 2002
------------------------            Financial Officer (Principal
David P. Southwell                  Financial Officer)

/s/ Robert F. Scumaci               Executive Vice President, Finance     October 31, 2002
------------------------            and Administration (Principal
Robert F. Scumaci                   Accounting Officer)

/s/ James G. Andress                Director                              October 31, 2002
------------------------
James G. Andress


                                      -3-


/s/ Digby W. Barrios                Director                              October 31, 2002
------------------------
Digby W. Barrios


                                    Director
------------------------
Robert J. Cresci


                                    Director
------------------------
Keith Mansford, Ph.D.


/s/ James F. Mrazek                 Director                              October 31, 2002
------------------------
James F. Mrazek


Alan A. Steigrod                    Director                              October 31, 2002
------------------------
Alan A. Steigrod


                                  EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION
--------         -----------
4.1(1)           Restated Certificate of Incorporation of the Registrant, as
                 amended
4.2(1)           Amended and Restated By-Laws of the Registrant
5                Opinion of Hale and Dorr LLP
23.1             Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2             Consent of PricewaterhouseCoopers LLP
24               Power of Attorney (included in the signature pages of this
                 Registration Statement)

-----------
(1) Incorporated herein by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.


                                      -5-